Exhibit 99.1

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Shareholders of Contango Oil & Gas Company:

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Contango Oil & Gas Company and subsidiaries (collectively the “Company”), from Juneau Exploration, L.P., Olympic Energy Partners LLC, and CGM, L.P. (as described in Note 1) for the year ended June 30, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Contango Oil & Gas Company and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Contango Oil & Gas Company and subsidiaries, from Juneau Exploration, L.P., Olympic Energy Partners LLC, and CGM, LP for the year ended June 30, 2007 in conformity with accounting principles generally accepted in the United States.

GRANT THORNTON LLP
Houston, Texas
February 4, 2008

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

STATEMENTS OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE

OIL AND GAS PROPERTIES PURCHASED FROM JUNEAU EXPLORATION, L.P.,

OLYMPIC ENERGY PARTNERS LLC AND CGM, L.P.

	For the Year Ended June 30, 2007	For the Three Months Ended September 30, 2007
		(Unaudited)
Revenues	$2,249,361	$1,537,036
Direct operating expenses	144,816	117,409

Excess of revenues over direct operating expenses	$2,104,545	$1,419,627

The accompanying notes are an integral part of these financial statements.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING

EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM JUNEAU

EXPLORATION, L.P., OLYMPIC ENERGY PARTNERS LLC, AND CGM, L.P.

1.	THE PROPERTIES

On January 3, 2008, Contango Operators, Inc. (“COI”), a wholly-owned subsidiary of Contango Oil and Gas Company (“Contango” or the “Company”), purchased an additional 8.33% working interest and 6.67% net revenue interest in the Eugene Island 10 (“Dutch”) discovery and an additional average 9.11% working interest and approximately 6.67% net revenue interest in the five State of Louisiana leases (collectively, “Mary Rose”) from Juneau Exploration L.P. (“JEX”), Olympic Energy Partners LLC (“Olympic”) and CGM, L.P. (“CGM”) for $200 million (the “Acquisitions”). The Dutch and Mary Rose discoveries consist of three producing wells and related leases located offshore in the Gulf of Mexico. This purchase increases the Company’s working interest in Dutch to 42.88% (with a net revenue interest of 34.30%) and increases the Company’s average working interest in Mary Rose to 48.65% (with an average net revenue interest of 35.68%).

2.	BASIS FOR PRESENTATION

The Eugene Island 10 discovery did not begin producing until January 2007, while the Mary Rose discovery is not yet producing. There is therefore no activity in the comparable periods. During the periods presented, the Acquisitions were not accounted for or operated as a separate division by JEX, Olympic or CGM. Certain costs, such as depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances. Accordingly, the historical financial statements of combined revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

Revenues and direct operating expenses included in the accompanying statement represent Contango’s acquired net working and revenue interests in the properties and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes have been excluded. Accordingly, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Acquisitions going forward due to the changes in the business and the omission of various operating expenses.

The preparation of the accompanying financial statements requires the Company’s management to make estimates and assumptions that affect the reported amount of revenues and direct operating expenses during the reporting period. The estimates include oil and gas reserves. Management emphasizes that reserve estimates are inherently imprecise. Actual results could materially differ from these estimates.

Title to the produced quantities transfers to the purchaser at the time the purchaser receives the quantities. Prices for such production are defined in the sales contract.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING

EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM JUNEAU

EXPLORATION, L.P., OLYMPIC ENERGY PARTNERS LLC, AND CGM, L.P. – (continued)

3.	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Assignments, JEX, Olympic and CGM retain any claims, litigation or disputes pending as of the effective date of January 1, 2008 or any matters arising in connection with ownership of the Acquisitions prior to the effective date. Notwithstanding this indemnification, Contango is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES SUPPLEMENTAL OIL AND

GAS INFORMATION OF THE OIL AND GAS PROPERTIES PURCHASED FROM

JUNEAU EXPLORATION, L.P., OLYMPIC ENERGY PARTNERS LLC, AND CGM, L.P.

(UNAUDITED)

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on estimates prepared by William M. Cobb & Associates, Inc, independent petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Acquisitions represents estimates only and should not be construed as being exact.

	Gas	Oil & NGLs
	(Mcf)	(Bbls)
Total Proved Reserves:
Balance, June 30, 2006	—	—
Production	(214,037)	(9,880)
Discoveries	23,826,187	1,049,152

Balance, June 30, 2007	23,612,150	1,039,272

FUTURE NET CASH FLOWS

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. The pre-tax net present value of future cash flows attributable to our proved reserves prepared in accordance with SEC guidelines as of June 30, 2007 was based on $6.80 per million British thermal units (“MMbtu”) for natural gas at the NYMEX and $70.68 per barrel of oil at the West Texas Intermediate Posting, in each case before adjusting for basis, transportation costs and British thermal unit (“Btu”) content. Future operating expenses and development costs are computed primarily by the Company’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisitions’ proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES SUPPLEMENTAL OIL AND

GAS INFORMATION OF THE OIL AND GAS PROPERTIES PURCHASED FROM

JUNEAU EXPLORATION, L.P., OLYMPIC ENERGY PARTNERS LLC, AND CGM, L.P. -

(continued) - (UNAUDITED)

Future income taxes are based on year-end statutory rates, adjusted for tax basis and applicable tax credits and for 2007 is based on Contango’s purchase price. A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Acquisitions’ natural gas and oil properties. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

June 30, 2007
Future cash flows	$226,165,659
Future operating expenses	(11,629,737)
Future development costs	(13,617,434)
Future income tax expense	(54,146,539)

Future net cash flows	146,771,949
10% discount rate	(37,208,729)

Standardized measure of discounted future net cash flows	$109,563,220

Changes in the standardized measure of future net cash flows relating to proved natural gas and oil reserves are summarized below:

For the Year Ended June 30, 2007
Beginning of year	$—
Sales, net of production costs	(2,104,545)
Extensions and discoveries	152,044,312
Changes in income taxes	(40,376,547)

End of year	$109,563,220